UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2007

Borland Software Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8303 N. MoPac Expressway, Suite A-300, Austin, Texas		78759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 340-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

Item 2.05 Costs Associated with Exit or Disposal Activities.

Borland Software Corporation ("Borland") has commenced a restructuring to reduce operating costs which will result in a worldwide reduction in force of approximately 8% of Borland’s headcount, or approximately 90 employees, and the closing of facilities in approximately six locations. The workforce reduction and facilities actions will be based primarily in the United States and Europe, and to a lesser degree in other international locations. Management committed to a restructuring plan on December 5, 2007 and the restructuring is expected to be substantially completed in the second quarter of 2008.

Borland expects to incur restructuring costs consisting of severance and facilities costs in the ranges set forth below:

Range of Expected Severance Costs: $5,000,000 to $6,000,000
Range of Expected Facilities Costs: $3,000,000 to $4,000,000

Total Range of Expected Costs: $8,000,000 to $10,000,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

January 4, 2008	By:	/s/ Erik E. Prusch

Name: Erik E. Prusch
Title: Chief Financial Officer